Exhibit 2.2

BYLAWS

OF

AUSTIN MEDICAL RESEARCH, INC.,

a Texas Corporation

Dated effective as of July 10, 2007

I N D E X

i

ii

AUSTIN MEDICAL RESEARCH, INC.

B Y L A W S

ARTICLE I

OFFICES

Section 1.1 Registered Office. The registered office of the Corporation required by the Texas Business Organizations Code, as amended from time to time (the “TBOC”), to be maintained in the State of Texas, may be, but need not be, identical with the principal office and the address of the registered office may be changed from time to time by the Board of Directors of the Corporation (the “Board” and each member of such Board, a “Director”).

Section 1.2 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Texas, as the Board may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.1 Place of Meetings. The Board may designate any place, either within or without the State of Texas, as the place of meeting for any annual or special meeting of the shareholders called by the Board. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Texas, as the place for the holding of such meeting. The Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 2.13 of these Bylaws. If no designation is made, meetings shall be held at the principal office of the Corporation.

Section 2.2 Annual Meeting. The annual meeting of shareholders commencing with the year 2007 shall be held at such time, on such day and at such place as may be designated by the Board, at which time the shareholders shall elect a Board and transact such other business as may properly be brought before the meeting.

Section 2.3 Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by law or by the Certificate of Formation of the Corporation, as amended from time to time (the “Certificate”), may be called by the (i) Chief Executive Officer, if any, (ii) President, in the absence of a Chief Executive Officer, or (iii) Secretary at the request in writing of a majority of the members of the Board or the holders of at least ten percent (10%) of all of the shares entitled to vote at the special meeting. Business transacted at all special meetings shall be confined to the purpose or purposes stated in the call.

Section 2.4 Notice of Meetings.

(a) Written or printed notice of all meetings of shareholders stating the place, day and hour thereof, and in the case of a special meeting the purpose or purposes for which the meeting is called, shall be personally delivered or mailed, not less than ten (10) days nor more than sixty (60) days prior to the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, the notice shall be deemed delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the share transfer records of the Corporation, with postage thereon prepaid. Delivery of any such notice to any officer of a corporation or association, or to any member of a partnership, shall constitute delivery of such notice to such corporation, association or partnership.

(b) Any notice required to be given to any shareholder, under any provision of the TBOC or the Certificate or Bylaws of the Corporation, need not be given to the shareholder if (i) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (ii) all (but in no event less than two) payments (if sent by first class mail) of distributions of interest on securities during a 12-month period have been mailed to that person, addressed at his address as shown on the share transfer records of the Corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given and, if the action taken by the Corporation is reflected in any articles or document filed with the Secretary of State of the State of Texas, those articles or that document may state that notice was duly given to all persons to whom notice was required to be given. If such person delivers to the Corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

Section 2.5 Voting Lists. The officer or agent having charge of the share transfer records of the Corporation shall make, at least ten (10) days before each meeting of the shareholders, a complete list of shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of each and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation or on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder for the duration of the meeting. If the meeting is to be held solely by means of remote communication, the list shall also be open to the examination of any shareholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The original share transfer records shall be prima facie evidence as to who are the shareholders entitled to examine such list or share transfer records or to vote at any meeting of shareholders. Failure to comply with this Section 2.5 with respect to any meeting of shareholders shall not affect the validity of any action taken at such meeting.

Section 2.6 Quorum. A quorum shall be present at a meeting of shareholders if the holders of a majority of the shares entitled to vote are represented at the meeting in person or by proxy, unless otherwise provided by the Certificate. Unless otherwise provided in the Certificate or these Bylaws, once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. Unless otherwise provided in the

Certificate or these Bylaws, the shareholders represented in person or by proxy at a meeting of shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting.

Section 2.7 Proxies.

(a) Unless otherwise provided in the Certificate, each shareholder shall at any meeting of the shareholders be entitled to vote at such meeting shall be entitled to vote in person or by proxy executed in writing by such shareholder or by his duly authorized attorney-in-fact. A photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for purposes of this Section. Proxies shall be filed with the Secretary immediately after the meeting has been called to order.

(b) No proxy shall be valid after eleven (11) months from the date of its execution unless such proxy otherwise provides.

(c) Each proxy shall be revocable before it has been voted unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest, including the appointment as proxy of (i) a pledgee, (ii) a person who purchased or agreed to purchase, or owns or holds an option to purchase, the shares, (iii) a creditor of the Corporation who extended it credit under terms requiring the appointment, (iv) an employee of the Corporation whose employment contract requires the appointment or (v) a party to a voting agreement created under the TBOC. An irrevocable proxy, if noted conspicuously on the certificate representing the shares that are subject to the irrevocable proxy, shall be recognized as against the holder of the shares or any successor or transferee of the shares. A revocable proxy shall be deemed to have been revoked if the Secretary of the Corporation shall have received at or before the meeting instructions of revocation or a proxy bearing a later date, which instructions or proxy shall have been duly executed and dated in writing by the shareholder.

(d) In the event that any instrument in writing shall designate two (2) or more persons to act as proxies, a majority of such persons present at the meeting or, if only one shall be present, then that one, shall have and may exercise all of the powers conferred by such written instrument upon all the persons so designated unless the instrument shall otherwise provide.

Section 2.8 Voting of Shares. Except as otherwise provided by the TBOC, the Certificate and these Bylaws, each shareholder shall be entitled at each meeting of shareholders to one (1) vote on each matter submitted to a vote at such meeting for each share having voting rights registered in his name on the share transfer records of the Corporation. When a quorum is present at any meeting of shareholders (and notwithstanding the subsequent withdrawal of enough shareholders to leave less than a quorum present) and except as otherwise provided in the TBOC or the Certificate, (a) with respect to any matter other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the TBOC, the act of shareholders shall be the affirmative vote of a majority of the shares entitled to vote on, and voted for or against, that matter at a meeting of shareholders at which a quorum is present and (b) with respect to any matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the TBOC, the act of the shareholders on that matter shall be the affirmative vote of the holders of a majority of the shares entitled to vote on that matter rather than the affirmative vote of a specified portion of shares as otherwise required by the TBOC.

Section 2.9 Voting of Shares by Certain Holders.

(a) Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may authorize or, in the absence of such authorization, as the board of directors of such corporation may determine.

(b) Shares held by an administrator, executor, guardian or conservator may be voted by him so long as such shares forming a part of an estate are in the possession and form a part of the estate being served by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name as trustee.

(c) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

(d) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(e) Shares of the Corporation’s stock (i) owned by the Corporation itself, (ii) owned by another corporation, the majority of the voting stock of which is owned or controlled by the Corporation, or (iii) held by the Corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

Section 2.10 Election of Directors. At each election for Directors, each shareholder entitled to vote at such election shall, unless otherwise provided by the Certificate or by the TBOC, have the right to vote the number of shares owned by him for as many persons as there are to be elected and for whose election he has a right to vote. Unless otherwise provided by the Certificate, no shareholder shall have the right or be permitted to cumulate his votes on any basis.

Section 2.11 Telephonic meetings. Shareholders may participate in and hold a meeting of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 2.12 Action Without Meeting.

(a) Any action required by the TBOC or the Certificate or Bylaws to be taken at any annual or special meeting of the shareholders, or any action which may be taken at any annual or special meeting of the shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of all the shares entitled to vote with respect to the action that is the subject of the consent unless otherwise provided in the Certificate.

(b) Every written consent shall bear the date of signature of each shareholder who signs the consent. No written consent shall be effective to take the action that is the subject of the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner required by this Section, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the Corporation’s principal place of business shall be addressed to the President or principal executive officer of the Corporation.

(c) A photographic, photostatic, facsimile or similar reproduction of a writing signed by a shareholder, shall be regarded as signed by the shareholder for purposes of this Section 2.12.

(d) A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a shareholder or by a person authorized to act for a shareholder, shall be deemed to be written, signed and dated for the purposes of this Section 2.12, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the corporation can determine (i) that the telegram, cablegram or other electronic transmission was transmitted by the shareholder or by a person authorized to act for the shareholder and (ii) the date on which such shareholder or authorized person transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until (i) such consent is reproduced in paper form and until such paper form is delivered to the corporation’s registered office in Texas (by hand or by certified mail, return receipt requested), delivery to its principal place of business or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded or (ii) such consent is delivered to the corporation’s principal place of business or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders, if delivered to the extent and in the manner provided by resolution of the Board.

(e) Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

(f) As used in these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process. Notice given by electronic transmission shall be deemed given: (a) if by facsimile telecommunication, when directed to a number at which a shareholder or director has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which a shareholder or Director has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to a shareholder or director of such specific posting, upon the later of (x) such posting and (y) the giving of such separate notice; and (d) if by any other form of electronic transmission, when directed to a shareholder or Director.

Section 2.13 Meeting by Remote Communication. Unless otherwise restricted by the Certificate or these Bylaws, the Board may in its sole discretion permit shareholders to participate in a meeting of shareholders by means of remote communication and shall be deemed present in person and permitted to vote at such meeting, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at such meeting by means of remote communication is a shareholder, (ii) the Corporation shall implement reasonable measures to provide such shareholders a reasonable opportunity to participate in such meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of such meeting substantially concurrently with such proceedings, and (iii) if any shareholder votes or takes other action at such meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE III

DIRECTORS

Section 3.1 Number and Qualification. The number of Directors which shall constitute the whole Board shall be fixed from time to time by resolution of the Board or by the shareholders at an annual meeting of the shareholders (unless the Directors are elected by written consent in lieu of an annual meeting as provided in Section 2.12); provided that the number of Directors shall not be less than one. Subject to any limitations specified by the TBOC or in the Certificate, the number of Directors may be increased or decreased by resolution adopted by a majority of the Board. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Directors need not be residents of the State of Texas or shareholders of the Corporation.

Section 3.2 Election and Term of Office. With the exception of the first Board, which shall be elected by the organizer, and except as provided in Sections 3.3 and 3.4, the Directors shall be elected (i) at the annual meeting of the shareholders by a plurality vote of the shares represented either in person or by proxy or (ii) by written consent of the Corporation’s shareholders pursuant to Section 2.12. Unless otherwise provided in the Certificate or in any Voting Agreement that may hereafter be entered into among the Corporation and its shareholders, each Director elected shall hold office until his successor shall have been elected and qualified, or until his death, resignation or removal in the manner hereinafter provided.

Section 3.3 Resignation. Any Director of the Corporation may resign at any time. Each such resignation shall be made in writing or by electronic transmission and shall take effect at the time specified therein, or, if no time is specified, at the time of its receipt by either the Board of Directors, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective unless expressly so provided in the resignation.

Section 3.4 Removal. Unless otherwise restricted by the Certificate, these Bylaws or applicable law, any Director or the entire Board may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of Directors.

Section 3.5 Vacancies.

(a) Any vacancy occurring in the Board (except by reason of an increase in the number of Directors) may be filled in accordance with subsection (c) of this Section 3.5 or may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

(b) A directorship to be filled by reason of an increase in the number of Directors may be filled in accordance with subsection (c) of this Section 3.5 or may be filled by the Board for a term of office continuing only until the next election of one (1) or more Directors by the shareholders; provided, however, that subsequent to the first annual meeting of shareholders the Board may not fill more than two (2) such directorships during the period between any two (2) successive annual meetings of shareholders.

(c) Any vacancy occurring in the Board or any directorship to be filled by reason of an increase in the number of Directors may be filled by election at an annual or special meeting of shareholders called for that purpose or by written consent of the Corporation’s shareholders pursuant to Section 2.13.

Section 3.6 General Powers. The powers of the Corporation shall be exercised by or under the authority of, and the property, business and affairs of the Corporation shall be managed under the direction of, the Board. In addition to the powers and authorities expressly conferred upon them by these Bylaws, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate or by these Bylaws directed or required to be exercised or done by the shareholders.

Section 3.7 Compensation. Unless otherwise restricted by the Certificate or these Bylaws, the Board shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as Director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

MEETINGS OF THE BOARD

Section 4.1 Place of Meetings. The Directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Texas.

Section 4.2 Annual Meeting. The first meeting of each newly elected Board shall be held immediately following the adjournment of the annual meeting of the shareholders and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present, or they may meet at such time and place as shall be fixed by the consent in writing of all of the Directors.

Section 4.3 Regular Meetings. Regular meetings of the Board, in addition to the annual meetings referred to in Section 4.2, may be held without notice at such time and place as shall from time to time be determined by the Board; provided that any Director who is absent when such a determination is made shall be given notice of such location.

Section 4.4 Special Meetings. Special meetings of the Board may be called on one (1) day’s notice (oral or written) to each Director by a person who is authorized to call a meeting under this Section 4.4. Special meetings shall be called by the (i) Chief Executive Officer, if any, (ii) President, in the absence of a Chief Executive Officer, or (iii) Secretary in a like manner and on like notice on the written request by a majority of the members of the Board unless the Board consists of only one director, in which case special meetings shall be called by the (i) Chief Executive Officer, if any, (ii) President, in the absence of a Chief Executive Officer, or (iii) Secretary, in a like manner and on like notice on the written request of the sole director. Neither the purpose of, nor the business to be transacted at, any special meeting of the Board need be specified in the notice or waiver of notice of such meeting. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 4.5 Quorum and Action. At all meetings of the Board, the presence of a majority of the number of Directors fixed in accordance with Section 3.1 shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the Directors at any meeting at which a quorum is present shall be the act of the Board unless the act of a greater number is required by law, the Certificate or these Bylaws. If a quorum shall not be present at any meeting of Directors, the Directors present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present.

Section 4.6 Presumption of Assent to Action. A Director who is present at a meeting of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

Section 4.7 Telephonic meetings. Directors may participate in and hold a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 4.8 Action Without Meeting. Unless otherwise restricted by the Certificate or these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE V

COMMITTEES OF THE BOARD

Section 5.1 Membership and Authorities. The Board, by resolution adopted by a majority of the full Board, may designate from among its members (a) one (1) or more committees, each of which shall have and may exercise all of the authority of the Board in the business and affairs of the Corporation, except in those cases where the authority of the Board is specifically denied to such committee or committees by the TBOC, the Certificate or these Bylaws and (b) one (1) or more Directors as alternate members of any such committee, who may, subject to any limitations imposed by the Board, replace absent or disqualified members at any meeting of that committee. The designation of any committee and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility imposed upon it or him by law. The members of each such committee shall serve at the pleasure of the Board.

Section 5.2 Minutes and Rules of Procedure. Each committee designated by the Board shall keep regular minutes of its proceedings and report the same to the Board when required. Subject to the provisions of these Bylaws, the members of any committee may fix such committee’s own rules of procedure.

Section 5.3 Vacancies. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any committee.

Section 5.4 Telephonic meetings. Members of any committee designated by the Board may participate in or hold a meeting by use of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 5.5 Action Without Meeting. Any action required or permitted to be taken at a meeting of any committee designated by the Board may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the committee, and such consent shall have the same force and effect as a unanimous vote at a meeting.

ARTICLE VI

NOTICES

Section 6.1 Notice to Directors and Shareholders. Whenever, under the provisions of the Statutes or of the Certificate or of these Bylaws, notice is required to be given to any Director or shareholder, it shall not be construed to mean personal notice, but such notice may be given (i) by electronic transmission when such director or shareholder has consented to the delivery of notice in such form or (ii) in writing, by mail, addressed to such Director or shareholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice has been given shall in the absence of fraud, be prima facie evidence of the facts stated therein.

ARTICLE VII

OFFICERS

Section 7.1 Enumeration. The officers of the Corporation shall be chosen by the Board and shall include a President and a Secretary and such other officers with such other titles as the Board shall determine from time to time. Among the officers the Board may designate are a Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Treasurer. The Board also may choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate or these Bylaws otherwise provide. The Board may elect from among its members a Chairman or Chairmen of the Board and a Vice Chairman or Chairmen of the Board.

Section 7.2 Election. The Board at its first meeting after each annual meeting of shareholders shall elect a President and a Secretary and such other officers with such other titles as the Board shall determine.

Section 7.3 Appointment of Other Agents. The Board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 7.4 Compensation. The salaries of all officers of the Corporation shall be fixed by the Board or a committee thereof. The salaries of agents of the Corporation shall, unless fixed by the Board, be fixed by the President or any executive Vice President of the Corporation.

Section 7.5 Tenure. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board may be removed at any time by the affirmative vote of a majority of the directors of the Board. Any vacancy occurring in any office of the Corporation shall be filled by the Board.

Section 7.6 Chairman of the Board and Vice Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Board and of the shareholders at which the Chairman shall be present. The Chairman shall have and may exercise such powers as are, from time to time, assigned to the Chairman by the Board and as may be provided by law. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board and of the shareholders at which the Vice Chairman shall be present. The Vice Chairman shall have and may exercise such powers as are, from time to time, assigned to such person by the Board and as may be provided by law.

Section 7.7 President/Chief Executive Officer. The President shall be the chief executive officer of the Corporation unless the title of Chief Executive Officer is assigned to another officer of the Corporation. If there shall at any time be two different persons occupying the role of Chief Executive Officer and President, respectively, then the duties and rights of the President hereunder shall be deemed to refer to the Chief Executive Officer (e.g., with respect to ability to call special meetings of the Board of Directors). In the absence of a Chairman and/or Vice Chairman of the Board, the Chief Executive Officer shall preside as the chairman of meetings of the shareholders and the Board. The Chief Executive Officer shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer, President or any executive Vice President shall execute bonds, mortgages and other contracts on behalf of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation.

Section 7.8 Vice Presidents. In the absence of the President or in the event of the President’s inability or refusal to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Vice Presidents, by virtue of their appointment as such, shall not necessarily be deemed to be executive officers of the Corporation, such status as an executive officer only being conferred if and to the extent determined by the Board when such Vice President is placed in charge of a principal business unit, division or function (e.g., sales, administration or finance) or performs a policy-making function for the Corporation. Each executive Vice President shall at all times possess, and upon the authority of the President or the Chief Executive Officer any non-executive Vice President shall from time to time possess, power to sign all certificates, contracts and other instruments of the corporation, except as otherwise limited or by the Chairman of the Board, the President, Chief Executive Officer or the Vice Chairman of the Board. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board or the President shall designate from time to time.

Section 7.9 Secretary. The Secretary shall keep the minutes of all meetings of the Board, committees of the Board and the shareholders, in books provided for that purpose;

shall attend to the giving and serving of all notices; may in the name of the Corporation affix the seal of the Corporation to all contracts and attest the affixation of the seal of the Corporation thereto; may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; and shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the corporation during business hours. The Secretary shall perform all other duties given in these Bylaws and other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The chief executive officer may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board or the chief executive officer, shall designate from time to time.

Section 7.10 Assistant Secretary. Each Assistant Secretary shall have the usual powers and duties pertaining to such offices, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to an Assistant Secretary by the Board, the Chairman of the Board, the President, the Vice Chairman of the Board, or the Secretary. The Assistant Secretaries shall exercise the powers of the Secretary during that officer’s absence or inability or refusal to act.

Section 7.11 Treasurer. The Treasurer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, chief executive officer, if one be designated, or the Chief Financial Officer. The Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Treasurer shall perform other duties commonly incident to such office and shall also perform such other duties and have such other powers as the Board, the Chairman of the Board, the Vice Chairman of the Board or the President shall designate from time to time. In absence of a designated Chief Financial Officer, unless otherwise determined by the Board or chief executive officer, the Treasurer shall serve as the chief financial officer subject to control of the chief executive officer. The Chief Financial Officer, if any be designated, may, but need not serve as the Treasurer.

Section 7.12 Assistant Treasurer. The Assistant Treasurer, or if there be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

ARTICLE VIII

CORPORATE SHARES

Section 8.1 Share Certificates.

(a) The certificates representing shares of the Corporation shall be in such form, not inconsistent with the provisions of the TBOC and the Certificate, as shall be approved by the Board. The certificates shall be signed by the Chairman of the Board, if one shall be elected, the President or a Vice President and a Secretary or Assistant Secretary, or such other or additional officers as may be prescribed from time to time by the Board, and may be sealed with the corporate seal or a facsimile thereof. The signatures of such officer or officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, either of which is other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued with the same effect as if he were such officer at the date of its issuance.

(b) If the Corporation is authorized to issue shares of more than one (1) class or more than one (1) series of any class, there shall be set forth on the face or back of the certificate or certificates, which the Corporation shall issue to represent shares of such class or series of stock, such legends or statements as may be required by applicable law or the Certificate or as may be approved by the Board.

(c) All certificates for each class or series of stock shall be consecutively numbered and the name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the Corporation’s share transfer records.

(d) All certificates surrendered to the Corporation shall be cancelled, and, except as provided in Section 7.2 with respect to lost, destroyed or mutilated certificates, no new certificate shall be issued until the former certificate for the same number of shares has been surrendered and cancelled.

Section 8.2 Lost Certificates, etc. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. In authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issue thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as the Board may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 8.3 Transfer of Shares. Subject to any restrictions upon transfer, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer and satisfaction of the Corporation that the requested transfer complies with the provisions of applicable state and federal laws and regulations and any agreements to which the Corporation is a party, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its share transfer records.

Section 8.4 Share Transfer Records; Ownership of Shares.

(a) The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the Corporation and a record of each transfer of those shares that have been presented to the Corporation for registration of transfer. Such records shall contain the names and addresses of all past and current shareholders of the Corporation and the number and class of shares issued by the Corporation held by each of them. Any share transfer records may be in written form or in any other form capable of being converted into written form within a reasonable time. The principal place of business of the Corporation, or the office of its transfer agent or registrar, may be located outside the State of Texas.

(b) The Corporation shall be entitled to treat and recognize the person in whose name shares issued by the Corporation are registered in the share transfer records of the Corporation at any particular time (including, without limitation, as of a record date fixed pursuant to Section 7.5) as the owner of those shares at that time for the purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, giving proxies with respect to those shares or otherwise exercising rights, entering into agreements or taking action in respect of those shares and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas.

Section 8.5 Closing of Share Transfer Records and Record Dates.

(a) For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer records, the Board may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken, and the determination of shareholders on such record date shall apply with respect to the particular action requiring the same notwithstanding any transfer of shares on the records of the Corporation after such record date. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

(b) Unless a record date shall have previously been fixed or determined pursuant to this Section, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board and the prior action of the Board is not required by the TBOC, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail return receipt requested. Delivery to the Corporation’s principal place of business shall be addressed to the President or the principal executive officer of the Corporation. If no record date shall have been fixed by the Board and prior action of the Board is required by the TBOC, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board adopts a resolution taking such prior action.

(c) Distributions made by the Corporation, including those that were payable but not paid to a holder of shares, or to his heirs, successors or assigns, and have been held in suspense by the Corporation or were paid and delivered by it unto an escrow account or to a trustee or custodian, shall be payable by the Corporation, escrow agent, trustee or custodian to the holder of the shares as of the record date determined for that distribution as provided in subsection (a) of this Section, or to his heirs, successors and assigns.

Section 8.6 Distributions. The Board may, from time to time, declare, and the Corporation may make, distributions on its outstanding shares in the manner and upon the terms and conditions provided by the Certificate and by the TBOC.

Section 8.7 Restrictions on Transfer. Shares of the Corporation shall not be offered for sale, sold, assigned, transferred, pledged or otherwise disposed of by the holder thereof (i) unless such offer, sale, assignment, pledge or other disposition shall have been approved by the Board of Directors of the Corporation and (ii) unless they have been duly registered under the applicable securities laws or the Corporation has received advice of counsel for the Corporation to the effect that the proposed disposition would not be in violation of said laws. A restrictive legend substantially as follows shall be placed conspicuously on the certificates for such shares, to wit:

[FRONT OF CERTIFICATE]

RESTRICTIONS ON TRANSFER OF THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SET FORTH ON THE REVERSE HEREOF.

[BACK OF CERTIFICATE]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED OR OTHERWISE DISPOSED OF (1) UNLESS SUCH SALE, TRANSFER OR OTHER DISPOSITION SHALL HAVE BEEN APPROVED BY THE BOARD OF DIRECTORS OF THE CORPORATION AND (2) UNLESS REGISTERED UNDER APPLICABLE SECURITIES LAWS OR UNTIL THE CORPORATION HAS RECEIVED ADVICE OF COUNSEL (WHICH MAY BE COUNSEL FOR THE CORPORATION) REASONABLY SATISFACTORY TO THE CORPORATION THAT THE SHARES MAY BE TRANSFERRED WITHOUT SUCH REGISTRATION.

THE CORPORATION WILL FURNISH A COPY OF THE CERTIFICATE OF FORMATION, WHICH IS ON FILE IN THE OFFICE OF THE SECRETARY OF STATE, TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE ON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

ARTICLE IX

INDEMNIFICATION

Section 9.1 Definitions. In this Article:

“Indemnitee” means (i) any present or former Director, advisory director or officer of the Corporation, (ii) any person who while serving in any of the capacities referred to in clause (i) hereof served at the Corporation’s request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) hereof.

“Official Capacity” means (i) when used with respect to a Director, the office of Director of the Corporation, and (ii) when used with respect to a person other than a Director, the elective or appointive office of the Corporation held by such person or the employment or agency relationship undertaken by such person on behalf of the Corporation, but in each case does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

“Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

Section 9.2 Indemnification. The Corporation shall indemnify every Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding in which he was, is or is threatened to be named defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, in any of the capacities referred to in Section 8.1, if it is determined in accordance with Section 8.4 that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in the Corporation’s best interests and, in all other cases, that his conduct was at least not opposed to the Corporation’s best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to the Corporation or is found liable on the basis that personal benefit was improperly received by the Indemnitee the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to the Corporation. Except as provided in the immediately preceding proviso to the first sentence of this Section 8.2, no indemnification shall be made under this Section 8.2 in respect of any Proceeding in which such Indemnitee shall have been (x) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee’s Official Capacity, or (y) found liable to the Corporation. The termination of any Proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a), (b) or (c) in the first sentence of this Section 8.2. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee. The indemnification provided herein shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

Section 9.3 Successful Defense. Without limitation of Section 8.2 and in addition to the indemnification provided for in Section 8.2, the Corporation shall indemnify every Indemnitee against reasonable expenses incurred by such person in connection with any Proceeding in which he is a witness or a named defendant or respondent because he served in any of the capacities referred to in Section 8.1, if such person has been wholly successful, on the merits or otherwise, in defense of the Proceeding.

Section 9.4 Determinations. Any indemnification under Section 8.2 (unless ordered by a court of competent jurisdiction) shall be made by the Corporation only upon a determination that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (a) by the Board by a majority vote of a quorum consisting of Directors who, at the time of such vote, are not named defendants or respondents in the Proceeding; (b) if such a quorum cannot be obtained, then by a majority vote of a committee of the Board, duly designated to act in the matter by a majority vote of all Directors (in which designation Directors who are named defendants or respondents in the Proceeding may participate), such committee to consist solely of two (2) or more Directors who, at the time of the committee vote, are not named defendants or respondents in the Proceeding; (c) by special legal counsel selected by the Board or a committee thereof by vote as set forth in clauses (a) or (b) of this Section 8.4 or, if the requisite quorum of all of the Directors cannot be obtained therefor and such committee cannot be established, by a majority vote of all of the Directors (in which Directors who are named defendants or respondents in the Proceeding may participate); or (d) by the shareholders in a vote that excludes the shares held by Directors that are named defendants or respondents in the Proceeding. Determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, determination as to reasonableness of expenses must be made in the manner specified in clause (c) of the preceding sentence for the selection of special legal counsel. In the event a determination is made under this Section 8.4 that the Indemnitee has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.

Section 9.5 Advancement of Expenses. Reasonable expenses (including court costs and attorneys’ fees) incurred by an Indemnitee who was or is a witness or was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid by the Corporation at reasonable intervals in advance of the final disposition of such Proceeding, and without making the determination specified in Section 8.4, after receipt by the Corporation of (a) a written affirmation by such Indemnitee of his good faith belief that he has met the standard of conduct necessary for indemnification by the Corporation under this Article and (b) a written undertaking by or on behalf of such Indemnitee to repay the amount paid or reimbursed by the Corporation if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such written undertaking shall be an unlimited obligation of the Indemnitee but need not be secured and it may be accepted without reference to financial ability to make repayment. Notwithstanding any other provision of this Article, the Corporation may pay or reimburse expenses incurred by an Indemnitee in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not named a defendant or respondent in the Proceeding.

Section 9.6 Employee Benefit Plans. For purposes of this Article, the Corporation shall be deemed to have requested an Indemnitee to serve an employee benefit plan whenever the performance by him of his duties to the Corporation also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall be deemed fines. Action taken or omitted by an Indemnitee with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

Section 9.7 Other Indemnification and Insurance. The indemnification provided by this Article shall (a) not be deemed exclusive of, or to preclude, any other rights to which those seeking indemnification may at any time be entitled under the Corporation’s Certificate, any law, agreement or vote of shareholders or disinterested Directors, or otherwise, or under any policy or policies of insurance purchased and maintained by the Corporation on behalf of any Indemnitee, both as to action in his Official Capacity and as to action in any other capacity, (b) continue as to a person who has ceased to be in the capacity by reason of which he was an Indemnitee with respect to matters arising during the period he was in such capacity, and (c) inure to the benefit of the heirs, executors and administrators of such a person.

Section 9.8 Notice. Any indemnification of or advance of expenses to an Indemnitee in accordance with this Article shall be reported in writing to the shareholders of the Corporation with or before the notice or waiver of notice of the next shareholders’ meeting or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the twelve-month period immediately following the date of the indemnification or advance.

Section 9.9 Construction. The indemnification provided by this Article shall be subject to all valid and applicable laws, including, without limitation, Chapter 8 of the TBOC, and, in the event this Article or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Article shall be regarded as modified accordingly, and, as so modified, to continue in full force and effect.

Section 9.10 Continuing Offer, Reliance, etc. The provisions of this Article (a) are for the benefit of, and may be enforced by, each Indemnitee of the Corporation, the same as if set forth in their entirety in a written instrument duly executed and delivered by the Corporation and such Indemnitee and (b) constitute a continuing offer to all present and future Indemnitees. The Corporation, by its adoption of these Bylaws, (x) acknowledges and agrees that each Indemnitee of the Corporation has relied upon and will continue to rely upon the provisions of this Article in becoming, and serving in any of the capacities referred to in Section 8.1(a) of this Article, (y) waives reliance upon, and all notices of acceptance of, such provisions by such Indemnitees and (z) acknowledges and agrees that no present or future Indemnitee shall be prejudiced in his right to enforce the provisions of this Article in accordance with their terms by any act or failure to act on the part of the Corporation.

Section 9.11 Effect of Amendment. No amendment, modification or repeal of this Article or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitees to be indemnified by the Corporation, nor the obligation of the Corporation to indemnify any such Indemnitees, under and in accordance with the provisions of the Article as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

ARTICLE X

GENERAL PROVISIONS

Section 10.1 Waiver of Notice.

(a) Whenever, under the provisions of applicable law or of the Certificate or of these Bylaws, any notice is required to be given to any shareholder or Director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

(b) Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 10.2 Seal. If one be adopted, the corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved by the Board. Said seal may be used by causing it or a facsimile of it to be impressed or affixed or in any manner reproduced.

Section 10.3 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board.

Section 10.4 Checks, Notes, etc. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate. The Board may authorize any officer or officers or such other person or persons to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 10.5 Examination of Books and Records. Any person who shall have been a shareholder for at least six (6) months immediately preceding his demand, or shall be the holder of at least five percent (5%) of all of the outstanding shares of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent, accountant or attorney, at any reasonable time or times, for any proper purpose, its relevant books and records of account, minutes and share transfer records, and to make extracts therefrom. Subject to the preceding sentence, the Board shall determine from time to time whether, and if allowed, when and under what conditions and regulations the books and records of account, the minutes and share transfer records of the Corporation or any of them shall be open to inspection by the shareholders, and the shareholders rights in this respect are and shall be restricted and limited accordingly.

Section 10.6 Voting Upon Shares Held by the Corporation. Unless otherwise ordered by the Board, the Chairman of the Board, if one shall be elected, or the President, if a Chairman of the Board shall not be elected, acting on behalf of the Corporation, shall have full power and authority to attend and to act and to vote at any meeting of shareholders of any corporation in which the Corporation may hold shares and at any such meeting, shall possess and may exercise any and all of the rights and powers incident to the ownership of such shares which, as the owner thereof, the Corporation might have possessed and exercised, if present. The Board by resolution from time to time may confer like powers upon any other person or persons.

ARTICLE XI

AMENDMENTS

Section 11.1 Amendments . Except as otherwise provided in the Certificate, these Bylaws may be altered, amended or repealed, or new Bylaws may be adopted, by the holders of a majority of the outstanding voting shares or by the Board, when such power is conferred upon the Board by the Certificate, at any regular meeting of the shareholders or of the Board of Directors or at any special meeting of the shareholders or of the Board if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal Bylaws is conferred upon the Board by the Certificate, it shall not divest or limit the power of the shareholders to adopt, amend or repeal Bylaws.

CERTIFICATE OF SECRETARY

OF

AUSTIN MEDICAL RESEARCH, INC.

The undersigned certifies:

1. That the undersigned is the duly elected and acting Secretary of Austin Medical Research, Inc., a Texas corporation (the “Corporation”); and

2. That the foregoing Bylaws constitute the Bylaws of the Corporation as duly adopted by the Board of Directors of the Corporation on July 10, 2007.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 10 day of July, 2007.

/s/ Barry Thornton
Barry Thornton
Secretary